Exhibit 99.01

NEWS RELEASE

For Immediate Release	Contact:	Investor
Date: August 1, 2012	Media	Relations:
	Teresa Souza	Steve Busser
	915/543-5823	915/543-5983
Greg Shearman
915/543-4022

El Paso Electric Announces Second Quarter Financial Results

Overview

•
For the second quarter of 2012, EE reported net income of $30.9 million, or $0.77 basic and diluted earnings per share. In the second quarter of 2011, EE reported net income of $33.0 million, or $0.78 basic and diluted earnings per share.

•
For the six months ended June 30, 2012, EE reported net income of $34.2 million, or $0.85 basic and diluted earnings per share. Net income for the six months ended June 30, 2011 was $39.8 million, or $0.94 basic and diluted earnings per share.

“We are pleased that our earnings per share for the second quarter of 2012 is comparable to the strong results we achieved in the same quarter of 2011. We experienced a 2.4% increase in retail kWh sales in our local service territory during the second quarter of 2012 due to a 1.5% increase in the average number of customers served,” said Tom Shockley, Chief Executive Officer. “However, our retail non-fuel base revenues were relatively unchanged for the second quarter compared to the same period last year due to the reduction in non-fuel base rates in Texas associated with the recent rate settlement with the City of El Paso.”

El Paso Electric •P.O.Box 982 • El Paso, Texas 79960

Earnings Summary

The table and explanations below present the major factors affecting 2012 net income relative to 2011 net income.

	Quarter Ended			Six Months Ended
	Pre-Tax Effect	After-Tax Net Income	Basic EPS	Pre-Tax Effect	After-Tax Net Income	Basic EPS
June 30, 2011		$32,990	$0.78		$39,765	$0.94
Changes in:
Palo Verde O&M	$2,237	1,409	0.04	$1,157	729	0.02
Retail non-fuel base revenue	3	2	—	2,128	1,341	0.03
Deregulated Palo Verde Unit 3 revenues	(2,000)	(1,260)	(0.03)	(3,347)	(2,109)	(0.05)
Investment and interest income	(1,488)	(1,183)	(0.03)	(2,097)	(1,565)	(0.04)
Employee pensions and benefits	(1,288)	(812)	(0.02)	(2,464)	(1,553)	(0.04)
Fossil-fuel plant O&M	(745)	(469)	(0.01)	(3,345)	(2,107)	(0.05)
Other		217	0.01		(263)	—
June 30, 2012		$30,894	$0.74		$34,238	$0.81
Change in weighted average number of shares			0.03			0.04
June 30, 2012			$0.77			$0.85

Second Quarter 2012

Income for the quarter ended June 30, 2012, when compared to the same period last year, was positively affected by:

•
Decreased Palo Verde O&M expense due to the timing of the 2011 Unit 2 spring refueling outage which began April 2, 2011 and was completed May 6, 2011. The 2012 Unit 3 spring refueling outage began on March 17, 2012 and was completed April 17, 2012.

Income for the quarter ended June 30, 2012, when compared to the same period last year, was negatively affected by:

•
Decreased revenues from retail sales of deregulated Palo Verde Unit 3 power due to lower proxy market prices associated with the decline in natural gas prices and a 21% decrease in generation at Palo Verde Unit 3 due to the March 17 through April 17, 2012 refueling outage.

•	Decreased investment and interest income due to increased realized losses on equity investments in our decommissioning trust.

•	Increased employee pension and benefits expense reflecting lower discount rates used to determine pension and other postretirement benefits costs.

•
Increased fossil-fuel plant O&M expense primarily due to the timing of planned maintenance of our gas-fired generating units. In the second quarter of 2012, we performed scheduled major maintenance at our Copper generating plant, Rio Grande Unit 8 and at Newman Unit 1.

El Paso Electric •P.O.Box 982 • El Paso, Texas 79960

Year to Date

Earnings for the six months ended June 30, 2012, when compared to the same period last year, were positively affected by:

•
Increased retail non-fuel base revenues due to a 2.8% increase in kWh sales to retail customers primarily due to a 1.5% increase in the average number of retail customers served in 2012 as compared to the same period in 2011. The increase was partially offset by a reduction in non-fuel base rates in Texas effective on May 1, 2012.

•	Decreased Palo Verde O&M expense due to the spring 2012 Unit 3 refueling outage being performed at a reduced cost when compared to the spring 2011 Unit 2 refueling outage.

Earnings for the six months ended June 30, 2012, when compared to the same period last year, were negatively affected by:

•
Decreased revenues from retail sales of deregulated Palo Verde Unit 3 power due to lower proxy market prices associated with the decline in natural gas prices and a 17% decrease in generation at Palo Verde Unit 3 due to the March 17 through April 17, 2012 refueling outage with no comparable outage in the prior year.

•
Increased fossil-fuel plant O&M expense primarily due to the timing of planned maintenance of our gas-fired generating units. In 2012, we performed scheduled major maintenance at Rio Grande Unit 8 and at Newman Unit 1.

•	Decreased investment and interest income due to increased realized losses on equity investments in our decommissioning trust.

•	Increased employee pension and benefits expense reflecting lower discount rates used to determine pension and other postretirement benefits costs.

Retail Non-fuel Base Revenues

Retail non-fuel base revenues remained relatively flat in the second quarter of 2012 compared to the same period in 2011. We experienced a 2.4% increase in kWh sales to retail customers reflecting a 1.5% growth in the average number of customers served. Cooling degree days were similar in the second quarters of 2012 and 2011 and as a result had a minimal impact on sales growth. However, cooling degree days in both periods were approximately 28% above the 30-year average. KWh sales to residential customers increased 5.6% and non-fuel base revenues from residential customers increased 4.2%. KWH sales to other public authorities increased 6.5% and non-fuel base revenues from other public authorities increased 7.0%. Non-fuel base revenues from sales to small commercial and industrial customers and large commercial and industrial customers decreased 4.1% and 15.6%, respectively, in the second quarter primarily due to a reduction in non-fuel base rates in Texas which became effective May 1, 2012, increased use of lower interruptible rates, and decreased consumption by several large commercial and industrial customers. KWh sales to large commercial and industrial customers decreased 6.9% for the quarter. Non-fuel base revenues and kilowatt-hour sales are provided by customer class on page 9 of the Release.

For the six months ended June 30, 2012, retail non-fuel base revenues increased by $2.1 million, pre-tax, or 0.8% compared to the same period in 2011 primarily due to a 2.8% increase in kWh sales to retail customers, reflecting 1.5% growth in the average number of customers served. During the six months ended June 30, 2012, cooling degree days were relatively unchanged when compared to the same period in 2011 and 31% above the 30-year average. KWh sales to residential customers increased 4.2% and non-fuel base revenues from residential customers increased 3.4%. KWh sales to other public authorities increased 4.7% and non-fuel base revenues from other public authorities increased 4.0%. Non-fuel base revenues from sales to small commercial and industrial customers and large commercial and industrial customers decreased 1.9% and 6.4%, respectively, due

El Paso Electric •P.O.Box 982 • El Paso, Texas 79960

to a reduction in non-fuel base rates in Texas which became effective May 1, 2012 and increased use of lower interruptible rates. KWh sales to large commercial and industrial customers also decreased 0.8%. Non-fuel base revenues and kilowatt-hour sales are provided by customer class on page 11 of the Release.
Rate Matters

On April 17, 2012, the City Council of El Paso, Texas approved the settlement of our 2012 Texas retail rate case in PUCT Docket No. 40094. For Texas service areas outside of the city limits of El Paso, the settlement was filed with the PUCT, and the PUCT approved the settlement, on May 18, 2012. In the settlement, we agreed to a reduction in our non-fuel base rates of $15 million annually, with the decrease being allocated primarily to Texas commercial and industrial customer classes. The rate decrease was effective May 1, 2012, and we anticipate an $8.6 million reduction in non-fuel base revenues for the remaining six months of 2012 as a result of these lower rates. The settlement also allowed us to revise the depreciation rates for our gas-fired generating units and for transmission and distribution plant that will lower depreciation expense by $4.1 million annually. As a result of the settlement, depreciation expense will include a $2.0 million reduction during the remaining six months of 2012.

Capital and Liquidity

We continue to maintain a strong capital structure to ensure access to capital markets at reasonable rates. At June 30, 2012, common stock equity represented 44.9% of our capitalization (common stock equity, long-term debt and the current maturities of long-term debt, and short-term borrowings under the revolving credit facility (the “RCF”)). At June 30, 2012, we had a balance of $10.1 million in cash and cash equivalents. Based on current projections, we believe that we will have adequate liquidity through our current cash balances, cash from operations, and available borrowings under the RCF to meet all of our anticipated cash requirements through 2012. We may issue long-term debt in the form of senior notes in late 2012 or early 2013 to repay short-term borrowings and for future construction of electric plant.

Cash flows from operations for the six months ended June 30, 2012 were $91.9 million compared to $49.6 million in the corresponding period in 2011. The primary factor affecting the increased cash flow was an increase in the collection of deferred fuel revenues in 2012. The difference between fuel revenues collected and fuel expense incurred is deferred to be either refunded (over-recoveries) or surcharged (under-recoveries) to customers in the future. During the six months ended June 30, 2012, the Company had a fuel over-recovery of $15.6 million, as compared to an under-recovery of fuel costs, net of refunds, of $25.8 million during the six months ended June 30, 2011. At June 30, 2012, we had a net fuel over-recovery balance of $8.6 million, including $6.7 million in Texas, $1.8 million in New Mexico, and $0.1 million in FERC. On April 25, 2012, we received approval to reduce our fixed fuel factor charged to Texas retail customers effective May 1, 2012.
During the six months ended June 30, 2012, our primary capital requirements were for the construction and purchase of electric utility plant, purchases of nuclear fuel, and payment of common stock dividends. Capital requirements for new electric plant were $99.9 million for the six months ended June 30, 2012 compared to $87.0 million for the six months ended June 30, 2011. Capital requirements for purchases of nuclear fuel were $38.2 million for the six months ended June 30, 2012 compared to $24.1 million for the six months ended June 30, 2011.
On July 25, 2012, the Board of Directors declared a quarterly cash dividend of $0.25 per share payable on September 28, 2012. On June 29, 2012, we paid $10.0 million of dividends to shareholders. We have paid a total of $18.8 million in cash dividends during the six months ended June 30, 2012. At the current payout rate, we expect to pay total cash dividends of approximately $38.9 million during 2012.

No shares of common stock were repurchased during the first six months of 2012. As of June 30, 2012, a total of 393,816 shares remain available for repurchase under the currently authorized stock repurchase program. The

El Paso Electric •P.O.Box 982 • El Paso, Texas 79960

Company may repurchase shares in the open market from time to time.
We maintain the RCF for working capital and general corporate purposes and financing of nuclear fuel through the Rio Grande Resources Trust (the “RGRT”). RGRT is the trust through which we finance our portion of nuclear fuel for Palo Verde and is consolidated in the Company's financial statements. The RCF has a term ending September 2016. On March 29, 2012, we increased the aggregate unsecured borrowing available under the RCF from $200 million to $300 million. The terms of the agreement provide that amounts we borrow under the RCF may be used for working capital and general corporate purposes. The total amount borrowed for nuclear fuel by RGRT was $144.8 million at June 30, 2012 of which $34.8 million had been borrowed under the RCF and $110 million was borrowed through senior notes. Borrowings by RGRT for nuclear fuel were $123.6 million as of June 30, 2011, of which $13.6 million had been borrowed under the RCF and $110 million was borrowed through senior notes. Interest costs on borrowings to finance nuclear fuel are accumulated by RGRT and charged to us as fuel is consumed and recovered through fuel recovery charges. At June 30, 2012, $76.0 million was outstanding under the RCF for working capital or general corporate purposes compared to $26.0 million at June 30, 2011.

2012 Earnings Guidance

We are revising our 2012 earnings guidance to a range of $2.10 to $2.45 per basic share from a range of $2.05 to $2.40 per basic share.

Conference Call

A conference call to discuss first quarter 2012 earnings is scheduled for 10:30 A.M. Eastern Daylight Time, on August 1, 2012. The dial-in number is 888-466-4447 with a conference ID number of 6032794. The conference leader will be Steven P. Busser, Vice President - Treasurer. A replay will run through August 15, 2012 with a dial-in number of 888-203-1112 and a conference ID number of 6032794. The conference call and presentation slides will be webcast live on the Company's website found at http://www.epelectric.com. A replay of the webcast will be available shortly after the call.

Safe Harbor

This news release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (i) increased prices for fuel and purchased power and the possibility that regulators may not permit EE to pass through all such increased costs to customers or to recover previously incurred fuel costs in rates; (ii) recovery of capital investments and operating costs through rates in Texas and New Mexico; (iii) uncertainties and instability in the general economy and the resulting impact on EE's sales and profitability; (iv) unanticipated increased costs associated with scheduled and unscheduled outages; (v) the size of our construction program and our ability to complete construction on budget and on time; (vi) costs at Palo Verde; (vii) deregulation and competition in the electric utility industry; (viii) possible increased costs of compliance with environmental or other laws, regulations and policies; (ix) possible income tax and interest payments as a result of audit adjustments proposed by the IRS; (x) uncertainties and instability in the financial markets and the resulting impact on EE's ability to access the capital and credit markets; and (xi) other factors detailed by EE in its public filings with the Securities and Exchange Commission. EE's filings are available from the Securities and Exchange Commission or may be obtained through EE's website, http://www.epelectric.com. Any such forward-looking statement is qualified by reference to these risks and factors. EE cautions that these risks and factors are not exclusive. EE does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of EE except as required by law.

El Paso Electric •P.O.Box 982 • El Paso, Texas 79960

El Paso Electric Company and Subsidiary
Consolidated Statements of Operations
Quarter Ended June 30, 2012 and 2011
(In thousands except for per share data)
(Unaudited)

	2012	2011	Variance

Operating revenues, net of energy expenses:
Base revenues	$155,076	$155,082	$(6)	(a)
Deregulated Palo Verde Unit 3 proxy market pricing	1,914	3,914	(2,000)
Other	7,374	5,994	1,380
Operating Revenues Net of Energy Expenses	164,364	164,990	(626)

Other operating expenses:
Other operations and maintenance	49,471	47,592	1,879
Palo Verde operations and maintenance	24,140	26,377	(2,237)
Taxes other than income taxes	14,638	13,376	1,262
Other income (deductions)	(188)	893	(1,081)
Earnings Before Interest, Taxes, Depreciation and Amortization	75,927	78,538	(2,611)	(b)

Depreciation and amortization	19,603	19,524	79
Interest on long-term debt	13,605	13,526	79
AFUDC and capitalized interest	4,823	4,481	342
Other interest expense	278	237	41
Income Before Income Taxes	47,264	49,732	(2,468)

Income tax expense	16,370	16,742	(372)

Net Income	$30,894	$32,990	$(2,096)

Basic Earnings per Share	$0.77	$0.78	$(0.01)

Diluted Earnings per Share	$0.77	$0.78	$(0.01)

Dividends declared per share of common stock	$0.25	$0.22	$0.03

Weighted average number of shares outstanding	39,958	41,854	(1,896)

Weighted average number of shares and dilutive
potential shares outstanding	40,041	42,077	(2,036)

(a) Base revenues exclude fuel recovered through New Mexico base rates of $17.7 million and $17.2 million, respectively.
(b) EBITDA is a non-GAAP financial measure and is not a substitute for net income or other measures of financial performance in accordance with GAAP.

El Paso Electric Company and Subsidiary
Consolidated Statements of Operations
Six Months Ended June 30, 2012 and 2011
(In thousands except for per share data)
(Unaudited)

	2012	2011	Variance

Operating revenues, net of energy expenses:
Base revenues	$261,611	$259,644	$1,967	(a)
Deregulated Palo Verde Unit 3 proxy market pricing	4,507	7,854	(3,347)
Other	14,831	12,371	2,460
Operating Revenues Net of Energy Expenses	280,949	279,869	1,080

Other operating expenses:
Other operations and maintenance	96,187	91,346	4,841
Palo Verde operations and maintenance	47,809	48,966	(1,157)
Taxes other than income taxes	28,278	26,503	1,775
Other income (deductions)	1,176	2,833	(1,657)
Earnings Before Interest, Taxes, Depreciation and Amortization	109,851	115,887	(6,036)	(b)

Depreciation and amortization	40,121	40,460	(339)
Interest on long-term debt	27,168	27,024	144
AFUDC and capitalized interest	9,301	10,637	(1,336)
Other interest expense	478	534	(56)
Income Before Income Taxes	51,385	58,506	(7,121)

Income tax expense	17,147	18,741	(1,594)

Net Income	$34,238	$39,765	$(5,527)

Basic Earnings per Share	$0.85	$0.94	$(0.09)

Diluted Earnings per Share	$0.85	$0.94	$(0.09)

Dividends declared per share of common stock	$0.47	$0.22	$0.25

Weighted average number of shares outstanding	39,935	42,080	(2,145)

Weighted average number of shares and dilutive
potential shares outstanding	40,020	42,299	(2,279)

(a) Base revenues exclude fuel recovered through New Mexico base rates of $34.7 million and $33.5 million, respectively.
(b)	EBITDA is a non-GAAP financial measure and is not a substitute for net income or other measures of financial performance in accordance with GAAP.

El Paso Electric Company and Subsidiary
Cash Flow Summary
Six Months Ended June 30, 2012 and 2011
(In thousands and Unaudited)

	2012	2011
Cash flows from operating activities:
Net income	$34,238	$39,765
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization of electric plant in service	40,121	40,460
Amortization of nuclear fuel	21,807	17,958
Deferred income taxes, net	18,630	12,647
Other	3,571	6,494
Change in:
Net overcollection (undercollection) of fuel revenues	15,594	(25,827)
Accounts receivable	(19,197)	(35,772)
Other	(22,868)	(6,144)
Net cash provided by operating activities	91,896	49,581

Cash flows from investing activities:
Cash additions to utility property, plant and equipment	(99,929)	(86,950)
Cash additions to nuclear fuel	(38,155)	(24,140)
Decommissioning trust funds	(4,498)	(6,235)
Other	(4,153)	(5,387)
Net cash used for investing activities	(146,735)	(122,712)

Cash flows from financing activities:
Repurchase of common stock	—	(26,320)
Dividends paid	(18,834)	(9,248)
Borrowings under the revolving credit facility	77,381	34,938
Other	(1,832)	(317)
Net cash provided by (used for) financing activities	56,715	(947)

Net increase (decrease) in cash and cash equivalents	1,876	(74,078)

Cash and cash equivalents at beginning of period	8,208	79,184

Cash and cash equivalents at end of period	$10,084	$5,106

El Paso Electric Company and Subsidiary
Quarter Ended June 30, 2012 and 2011
Sales and Revenues Statistics

			Increase (Decrease)
	2012	2011	Amount	Percentage
MWh sales:
Retail:
Residential	672,693	637,257	35,436	5.6%
Commercial and industrial, small	641,452	634,081	7,371	1.2%
Commercial and industrial, large	287,802	308,978	(21,176)	(6.9)%
Public authorities	439,957	413,258	26,699	6.5%
Total retail sales	2,041,904	1,993,574	48,330	2.4%
Wholesale:
Sales for resale	20,690	19,346	1,344	6.9%
Off-system sales	720,810	668,420	52,390	7.8%
Total wholesale sales	741,500	687,766	53,734	7.8%
Total MWh sales	2,783,404	2,681,340	102,064	3.8%
Operating revenues (in thousands):
Non-fuel base revenues:
Retail:
Residential	$61,388	$58,934	$2,454	4.2%
Commercial and industrial, small	54,719	57,060	(2,341)	(4.1)%
Commercial and industrial, large	10,382	12,305	(1,923)	(15.6)%
Public authorities	27,811	25,998	1,813	7.0%
Total retail non-fuel base revenues	154,300	154,297	3	—
Wholesale:
Sales for resale	776	785	(9)	(1.1)%
Total non-fuel base revenues	155,076	155,082	(6)	—
Fuel revenues:
Recovered from customers during the period (a)	30,969	33,672	(2,703)	(8.0)%
Under (over) collection of fuel	(3,659)	12,700	(16,359)	—
New Mexico fuel in base rates (b)	17,743	17,156	587	3.4%
Total fuel revenues	45,053	63,528	(18,475)	(29.1)%
Off-system sales:
Fuel cost	16,506	17,256	(750)	(4.3)%
Shared margins	3,455	248	3,207	—
Retained margins	419	(793)	1,212	—
Total off-system sales	20,380	16,711	3,669	22.0%
Other	7,743	7,284	459	6.3%
Total operating revenues	$228,252	$242,605	$(14,353)	(5.9)%

Average number of retail customers:
Residential	340,827	335,808	5,019	1.5%
Commercial and industrial, small	38,081	37,096	985	2.7%
Commercial and industrial, large	50	50	—	—
Public authorities	4,621	4,849	(228)	(4.7)%
Total	383,579	377,803	5,776	1.5%

(a)	Excludes $12.0 million of refunds in 2011 related to Texas deferred fuel revenues from prior periods.
(b)	Includes deregulated Palo Verde Unit 3 revenues for the New Mexico jurisdiction of $1.9 million and $3.9 million, respectively.

El Paso Electric Company and Subsidiary
Quarter Ended June 30, 2012 and 2011
Other Statistical Data

Number of retail customers (end of period):			Increase (Decrease)
	2012	2011	Amount	Percentage

Residential	341,147	335,897	5,250	1.6%
Commercial and industrial, small	38,209	37,886	323	0.9%
Commercial and industrial, large	51	50	1	2.0%
Public authorities	4,625	4,854	(229)	(4.7)%
Total	384,032	378,687	5,345	1.4%

Weather statistics:			30 Yr Average
Heating degree days	50	40	91
Cooling degree days	1,178	1,169	914

Generation and purchased power (MWh):			Increase (Decrease)
	2012	2011	Amount	Percentage

Palo Verde	1,269,096	1,182,054	87,042	7.4%
Four Corners	128,214	145,008	(16,794)	(11.6)%
Gas plants (a)	1,131,670	856,448	275,222	32.1%
Total generation	2,528,980	2,183,510	345,470	15.8%
Purchased power	423,752	499,040	(75,288)	(15.1)%
Total available energy	2,952,732	2,682,550	270,182	10.1%
Line losses and Company use	169,328	1,210	168,118	—
Total MWh sold	2,783,404	2,681,340	102,064	3.8%

	Palo Verde capacity factor	93.3%	87.0%	6.3%

(a)	2011 gas plant generation includes 44,120 MWhs related to pre-commercial testing of Newman Unit 5 Phase II. Newman Unit 5 Phase II began commercial operation on April 30, 2011.

El Paso Electric Company and Subsidiary
Six Months Ended June 30, 2012 and 2011
Sales and Revenues Statistics

			Increase (Decrease)
	2012	2011	Amount	Percentage
MWh sales:
Retail:
Residential	1,228,262	1,178,539	49,723	4.2%
Commercial and industrial, small	1,132,689	1,112,602	20,087	1.8%
Commercial and industrial, large	534,160	538,210	(4,050)	(0.8)%
Public authorities	783,468	748,227	35,241	4.7%
Total retail sales	3,678,579	3,577,578	101,001	2.8%
Wholesale:
Sales for resale	32,497	30,999	1,498	4.8%
Off-system sales	1,429,489	1,436,040	(6,551)	(0.5)%
Total wholesale sales	1,461,986	1,467,039	(5,053)	(0.3)%
Total MWh sales	5,140,565	5,044,617	95,948	1.9%
Operating revenues (in thousands):
Non-fuel base revenues:
Retail:
Residential	$107,413	$103,911	$3,502	3.4%
Commercial and industrial, small	88,520	90,274	(1,754)	(1.9)%
Commercial and industrial, large	19,753	21,106	(1,353)	(6.4)%
Public authorities	44,751	43,018	1,733	4.0%
Total retail non-fuel base revenues	260,437	258,309	2,128	0.8%
Wholesale:
Sales for resale	1,174	1,335	(161)	(12.1)%
Total non-fuel base revenues	261,611	259,644	1,967	0.8%
Fuel revenues:
Recovered from customers during the period (a)	63,503	59,535	3,968	6.7%
Under (over) collection of fuel	(15,590)	13,738	(29,328)	—
New Mexico fuel in base rates (b)	34,707	33,525	1,182	3.5%
Total fuel revenues	82,620	106,798	(24,178)	(22.6)%
Off-system sales:
Fuel cost	31,972	37,519	(5,547)	(14.8)%
Shared margins	4,643	1,412	3,231	—
Retained margins	559	(854)	1,413	—
Total off-system sales	37,174	38,077	(903)	(2.4)%
Other	15,425	14,198	1,227	8.6%
Total operating revenues	$396,830	$418,717	$(21,887)	(5.2)%

Average number of retail customers:
Residential	340,149	335,320	4,829	1.4%
Commercial and industrial, small	38,044	37,081	963	2.6%
Commercial and industrial, large	50	50	—	—
Public authorities	4,587	4,693	(106)	(2.3)%
Total	382,830	377,144	5,686	1.5%

(a)	Excludes $12.0 million of refunds in 2011 related to Texas deferred fuel revenues from prior periods.
(b)	Includes deregulated Palo Verde Unit 3 revenues for the New Mexico jurisdiction of $4.5 million and $7.9 million, respectively.

El Paso Electric Company and Subsidiary
Six Months Ended June 30, 2012 and 2011
Other Statistical Data

Number of retail customers (end of period):			Increase (Decrease)
	2012	2011	Amount	Percentage

Residential	341,147	335,897	5,250	1.6%
Commercial and industrial, small	38,209	37,886	323	0.9%
Commercial and industrial, large	51	50	1	2.0%
Public authorities	4,625	4,854	(229)	(4.7)%
Total	384,032	378,687	5,345	1.4%

Weather statistics:			30 Yr Average
Heating degree days	1,209	1,305	1,364
Cooling degree days	1,215	1,210	927

Generation and purchased power (MWh):			Increase (Decrease)
	2012	2011	Amount	Percentage

Palo Verde	2,550,276	2,511,861	38,415	1.5%
Four Corners	321,697	311,979	9,718	3.1%
Gas plants (a)	1,694,109	1,473,782	220,327	14.9%
Total generation	4,566,082	4,297,622	268,460	6.2%
Purchased power	896,504	1,060,968	(164,464)	(15.5)%
Total available energy	5,462,586	5,358,590	103,996	1.9%
Line losses and Company use	322,021	313,973	8,048	—
Total MWh sold	5,140,565	5,044,617	95,948	1.9%

	Palo Verde capacity factor	93.8%	93.0%	0.8%

(a)	2011 gas plant generation includes 193,460 MWhs related to pre-commercial testing of Newman Unit 5 Phase II. Newman Unit 5 Phase II began commercial operation on April 30, 2011.

El Paso Electric Company and Subsidiary
Financial Statistics
At June 30, 2012 and 2011
(In thousands, except number of shares, book value per share, and ratios)

Balance Sheet	2012	2011

Cash and cash equivalents	$10,084	$5,106

Common stock equity	$782,190	$818,302
Long-term debt	816,524	849,771
Total capitalization	$1,598,714	$1,668,073

Current maturities of long-term debt	$33,300	$—

Short-term borrowings under the revolving credit facility	$110,760	$39,642

Number of shares - end of period	40,113,239	41,820,178

Book value per common share	$19.50	$19.57

Common equity ratio	44.9%	47.9%
Debt ratio	55.1%	52.1%